Exhibit 10.1
BOARD OBSERVER AGREEMENT
This Board Observer Agreement (the “Agreement”) is made effective as of April 15, 2026 (the “Effective Date”), by PAR Technology Corporation (the “Company”) and the persons and entities listed on Schedule A hereto (collectively, “Voss Capital”).
RECITALS
WHEREAS, Voss Capital is deemed to Beneficially Own shares of common stock of the Company, par value $0.02 per share (the “Common Stock”), totaling, in the aggregate, 5,426,600 shares, or approximately 13.2%, of the Common Stock issued and outstanding on the date hereof; and
WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders and Voss Capital has determined that it is in its best interests to come to an agreement with respect to certain matters in respect of the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Voss Capital, intending to be legally bound hereby, agree as follows:

1.Board Observer.
(a)Concurrently with the execution of this Agreement, the Board has approved and shall appoint Jon Hook (the “Board Observer”) to serve as an observer to the Board; provided, that if at any time after the date hereof, (i) Voss Capital ceases to Beneficially Own an aggregate of at least the lesser of (x) a Net Long Position equal to at least 5% of the then outstanding shares of Common Stock and (y) 2,057,631 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) or (ii) Voss Capital or any of its Affiliates breaches in any material respect any of the terms of this Agreement, and such breach has not been cured within 15 business days following receipt by Voss Capital from the Company of written notice specifying such breach in reasonable detail; provided that the Company is not in material breach of this Agreement at the time such notice is given (each a “Board Observer Termination Event”), the Company shall have no further obligations under this Agreement and the Board Observer shall no longer have any rights to serve as an observer to the Board.
(b)During the Observer Period (as herein defined), the Board Observer shall have the right to attend and participate in Board meetings solely in an observer capacity and not as an employee, agent, joint venturer, partner, or in any other capacity implying affiliation or authority over the Company. The Board Observer shall not (i) be deemed a director of the Board; (ii) have the right to vote on any matter presented to the Board or any committee thereof or otherwise have any power to cause the Company to take, or not to take, any action; (iii) be considered or be required for purposes of establishing a quorum of directors necessary for the Board to hold meetings or otherwise take action; (iv) have any effect on, or rights related to, the holding or scheduling of any meeting of the Board or any committee thereof; (v) have the right to propose or offer any motions or resolutions to the Board; or (vi) have or be deemed to have, or otherwise be subject to, any fiduciary duties to the Company or its stockholders. This Agreement grants no rights to nominate or appoint directors or any other governance rights beyond the observer rights expressly stated herein. Neither Voss Capital nor the Board Observer shall have any power or authority to act for, represent, or bind the Company or its Affiliates. Voss Capital and the Board Observer agree not to take any action that expresses or implies such power or authority.
(c)For purposes of this Agreement, “Board Materials” means all meeting notices, agendas, and other materials distributed to members of the Board or any Board committee in connection with or related to a meeting, as well as all minutes, consents, and resolutions of the Board or any Board committee arising out of or related to such a meeting.
Except as expressly set forth in this Agreement, during the Observer Period, the Board Observer shall be entitled to attend, in a non-voting observer capacity only, all meetings (including telephonic, videoconference, or other virtual meetings) of (i) the Board and (ii) any committee of the Board to which all members of the Board are invited or that concerns corporate strategy, financial or operational performance of the Company.
In connection with any Board or committee meeting that the Board Observer is entitled to attend, the Company shall provide the Board Observer with copies of all Board Materials at the same time and in the same manner as provided to the members of the Board or such committee; provided, that the Board or the applicable committee chair may exclude the Board Observer from any meeting (or portion thereof) and/or withhold any Board Materials (or portion thereof) if (i) the Company reasonably determines, upon advice of the Company’s legal counsel, such exclusion or withholding is reasonably necessary to preserve attorney-client privilege, the work product doctrine, any other legal privilege, or in order to comply with (or to not reasonably be expected to violate) any law, rule or regulation (including any rule or regulation of the New York Stock Exchange) applicable to the Company and its Affiliates (and then only for the portion necessary to preserve such privilege or achieve such compliance); (ii) such portion of a meeting is an executive session limited solely to independent director members of the Board and, if the Board Observer were a member of the Board, he would not meet the then-applicable standards for independence adopted by the SEC (as herein defined) or the New York Stock Exchange; (iii) the subject matter of such meeting or the Board Materials is subject to a binding confidentiality obligation to a third party that the Company reasonably determines restricts disclosure to a board observer; or (iv) such exclusion or withholding is reasonably necessary, upon advice of the Company’s legal counsel, to avoid an actual conflict of interest between Voss Capital or any of its Affiliates and the Company. Any absence or exit from any Board meeting by the Board Observer shall have no effect on the legal status of any action taken or resolution approved by the Board at a meeting.
(d)If a Board meeting is held via telephone or electronic medium, the Board Observer may attend via the same medium; provided that the Board Observer shall not knowingly provide access to any other person without the Company’s prior written consent.
(e)During the Observer Period, the Board Observer shall comply with all Company policies applicable to directors or observers, including the Company’s Code of Conduct, Compliance Handbook, and Insider Trading Policy. During the term of this Agreement and continuing until the first day of the Company’s next open trading window applicable to all Board members following termination of this Agreement, or, if termination occurs during an open trading window, upon such termination, the Company shall notify the Board Observer as to the (i) opening of any trading window during which time all Board members are permitted to trade in Company securities and (ii) institution of any blackout period during which time all Board members are prohibited from trading in Company securities.
(f)During the Observer Period, if the Board Observer resigns or is unable to continue to serve as the Board Observer, Voss Capital shall have the right to designate a replacement Board Observer (a “Replacement”), subject to the Board’s reasonable approval (not to be unreasonably withheld, conditioned or delayed). Any such Replacement must execute a joinder and undertaking in the form set forth on Schedule B prior to attending any Board or committee meeting or receiving any Board Materials. The Replacement shall be appointed promptly, but in any event within five (5) business days after the Board approves the candidate; provided, that any replacement Board Observer must have a substantially similar skillset to the Board Observer being replaced. Following the appointment of a Replacement, all references to “Board Observer” in this Agreement shall be deemed references to the Replacement.
2.    Non-Disparagement. (a) Neither (i) Voss Capital, its Affiliates, and their respective principals, directors, officers, employees, and the Board Observer (collectively, the “Voss Group”), nor (ii) the Company, its Affiliates, and their respective principals, directors, and officers (collectively, the “Company Group”), shall make, publish, or cause to be made any statement, whether oral or written, that disparages, criticizes, defames, or slanders the other Group or any member of the other Group (including any current or former director or officer), or that is reasonably likely to harm the business or reputation of the other Group or any member of the other Group, including any statements regarding the Company’s strategy, operations, or performance. This restriction applies to any such statement made (w) publicly, (x) in any document or report filed with, furnished, or otherwise provided to the SEC or any other governmental authority, (y) in any press release or other public medium, or (z) to or through any journalist, media outlet, stockholder, analyst, or via the internet or social media, where such statement is reasonably expected to become public or cause reputational or business harm. The foregoing shall not restrict the ability of any person to (1) comply with any subpoena, court order, or other mandatory legal process initiated by a third party or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought, (2) enforce such person’s rights pursuant to this Agreement, or (3) publicly respond to a statement made by the other Group in violation of this Section.

    (b)    This Section does not apply to purely internal communications (i) within the Voss Group, (ii) within the Company Group, or (iii) between the Voss Group and the Company Group, in each case where such communication is not made with the intent or reasonable expectation that it will be disclosed publicly. Notwithstanding the termination of this Agreement, the provisions of this Section 2 shall survive any termination of this Agreement for a period of six (6) months following the effective date of such termination.

3.    Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

4.    Representations and Warranties of Voss Capital. Each member of Voss Capital jointly represents and warrants that, as of the date of this Agreement, (a) Voss Capital, together with all of its Affiliates, collectively Beneficially Own, an aggregate of 5,426,600 shares of Common Stock; (b) except for such ownership, no member of Voss Capital, individually or in the aggregate with all other members of Voss Capital and its Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” below; and (c) Voss Capital collectively with its Affiliates, have a Net Long Position of 5,426,600 shares of Common Stock.

5.    Expenses. The Company shall have no obligation to reimburse Voss Capital or the Board Observer for any expenses incurred in connection with the Board Observer’s attendance at Board or committee meetings or otherwise in connection with this Agreement; provided, however, that if the Company requests the Board Observer to attend a Board meeting in person, the Company shall reimburse the Board Observer for his reasonable and documented out-of-pocket expenses.

6.    Term. This Agreement shall commence on the Effective Date and continue for a term of one (1) year from the Effective Date (the “Term”), unless earlier terminated in accordance with this Section 6. The period during which the Board Observer is entitled to serve as a Board Observer is referred to as the “Observer Period.” For the avoidance of doubt, termination of this Agreement shall automatically terminate the Observer Period. This Agreement and the Board Observer’s rights hereunder may be terminated prior to the expiration of the Term as follows: (a) automatically upon the occurrence of a Board Observer Termination Event; (b) by Voss Capital, upon written notice to the Company, if the Company materially breaches any provision of this Agreement and such breach remains uncured for 15 business days after the Company’s receipt of written notice from Voss Capital specifying the breach in reasonable detail; provided that Voss Capital is not then in material breach of this Agreement; (c) automatically upon the date that is 15 business days after the date on which the Board Observer ceases to serve as an observer to the Board and Voss Capital has irrevocably waived in writing its right to appoint a Replacement pursuant to Section 1(f); and (d) by the Company, upon written notice to Voss Capital, if Voss Capital or any of its Affiliates, directly or indirectly, alone or in concert with others, seeks representation on the Board (beyond the observer rights granted herein) or attempts to exert control or influence over the management, Board, or policies of the Company. Upon termination of this Agreement or the Observer Period, the Board Observer and Voss Capital shall promptly return to the Company or destroy all Confidential Information (including copies and extracts) in accordance with Section 7. Notwithstanding the termination of this Agreement, the provisions of this Section 6 and Sections 7 through 11 shall survive any termination of this Agreement for a period of one (1) year following the effective date of such termination.

7.    Confidential Information.

(a)Notwithstanding anything to the contrary in the Company’s policies, the Board Observer may disclose Confidential Information that he receives solely in his capacity as Board Observer to Voss Capital solely for the limited purpose of (i) enabling the Board Observer to fulfill his role and duties as a Board Observer and (ii) permitting Voss Capital to monitor and evaluate its existing investment in the Company (collectively, the “Purpose”), subject in all respects to the terms and conditions of this Section 7.

(b)The Board Observer and Voss Capital acknowledge that the Board Observer’s access to Confidential Information may provide the Board Observer and/or Voss Capital with material non-public information about the Company, which has not been publicly disclosed. Voss Capital and the Board Observer acknowledge that they are solely responsible for determining whether any information received by the Board Observer constitutes material non-public information, regardless of whether any trading window is open or closed under the Company’s insider trading policy or pursuant to any notice from the Company. The Board Observer and Voss Capital further acknowledge that they are aware that applicable securities laws prohibit any person who has directly or indirectly received material non-public information about an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities.

(c)As used in this Agreement, “Confidential Information” includes all non-public information about, concerning, or relating to the Company or its Affiliates, whether in verbal, visual, written, electronic, or other form, which is disclosed to the Board Observer or Voss Capital by the Company or any director, officer, employee, consultant, or agent of the Company or consultant or agent of the Board (including all Board Materials) after the date hereof pursuant to this Agreement, together with all information discerned from, based on, or relating to any of the foregoing which may be prepared or created by Voss Capital or the Board Observer.

Confidential Information shall not include information that: (a) is or becomes generally available to the public other than as a result of disclosure directly or indirectly by Voss Capital or its Representatives (as herein defined); (b) is or becomes available to Voss Capital or its Representatives on a non-confidential basis from a source other than the Company unless Voss Capital or its Representative knows after due inquiry that such source is prohibited from disclosing the information to Voss Capital or its Representatives by a contractual, fiduciary or other legal obligation to the Company; or (c) which was or is independently developed by or for Voss Capital without use or reference to any Confidential Information.

(d)The Board Observer and Voss Capital shall (i) retain all Confidential Information in strict confidence; (ii) not release or disclose Confidential Information in any manner to any other person; and (iii) use the Confidential Information solely in connection with the Purpose consistent with this Agreement. Notwithstanding the foregoing, Voss Capital may disclose Confidential Information to its legal counsel and to its other Representatives who need to know such Confidential Information for the Purpose and who, prior to such disclosure, are advised by Voss Capital of the confidential nature of the Confidential Information and are directed by Voss Capital to hold the Confidential Information in the strictest confidence and to use it solely for the Purpose. Voss Capital shall be responsible for any breach by any of its Representatives of the obligations of confidentiality and restricted use. The foregoing shall not apply if Voss Capital or the Board Observer is legally compelled to disclose Confidential Information by judicial, regulatory or administrative process, pursuant to the advice of legal counsel, or by requirements of applicable rule, law or regulation, provided that (i) such disclosure requirement was not caused by, or did not result from, any voluntary action or proposed action prohibited by this Agreement on the part of Voss Capital or on the part of any of its Representatives and (ii) if legally permissible, Voss Capital shall give the Company prior written notice of such disclosure so that the Company may take action, at its sole expense, to prevent such disclosure, and provided further that any such disclosure is limited only to that portion of the Confidential Information which Voss Capital or the Board Observer is compelled to disclose. “Representative” means, the Board Observer, any officers and employees of Voss Capital and its legal counsel.

(e)The Board Observer and Voss Capital acknowledge that the Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. The Board Observer and Voss Capital acknowledge that the Confidential Information (including intellectual property rights) is owned by the Company, and neither the Board Observer nor Voss Capital shall, by virtue of the Company’s (or any director, officer, employee, consultant or agent of the Company or consultant or agent of the Board) disclosure of, or the Board Observer’s use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Company.

(f)Upon termination of this Agreement or the Observer Period (whichever occurs first), Voss Capital and the Board Observer shall promptly destroy or return to the Company (at Voss Capital’s election) all Confidential Information (including all copies, extracts, summaries, notes, analyses, and other derivatives containing or reflecting any Confidential Information (in whole or in part)) in the Board Observer’s or Voss Capital’s possession or control and Voss Capital shall direct its other Representatives to do the same. Within 10 business days after the Company’s request, Voss Capital and the Board Observer shall deliver to the Company written certification that they have complied with their respective foregoing obligations. Notwithstanding the foregoing, Voss Capital may retain Confidential Information to the extent: (i) required by applicable law, regulation, professional standards, or the rules of the New York Stock Exchange; or (ii) retained in accordance with Voss Capital’s reasonable, bona fide, and consistently applied internal document-retention, backup, or archiving policies or systems (including e-mail archiving and disaster-recovery systems), provided that any such retained Confidential Information: (i) is not accessed or used for any other purpose, (ii) remains subject to the confidentiality and use restrictions of this Agreement for as long as it is retained, and (iii) is destroyed or returned to the Company (with written certification of such destruction or return upon request) as soon as the retention obligation or policy no longer applies.

8.    Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of actual delivery if delivered personally, (b) on the date of delivery if sent by overnight courier (providing proof of delivery), or (c) if sent by email, only upon confirmation of receipt by the intended recipient (which may be by email reply). Notices shall be sent to the address or email address set forth below (or at such other address or email address as shall be specified by like notice).

9.    Remedies. The Company, on the one hand, and the Board Observer and Voss Capital, on the other hand, each acknowledge and agree that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it, and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party shall have the right to seek immediate injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies that may be available to the non-breaching party at law or in equity. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.    Applicable Law. This Agreement, and any and all claims, controversies, and causes of action arising out of or relating to this Agreement, shall be governed by the laws of Delaware, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction.

11.    Miscellaneous Provisions. (a) This Agreement constitutes the entire agreement of the parties regarding the subject matter of this Agreement and supersedes in its entirety all prior oral and written undertakings and agreements of the parties regarding the subject matter of this Agreement. Each party shall instruct its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. A breach of this Agreement by a controlled Affiliate or Associate of a party, if such controlled Affiliate or Associate is not a party to this Agreement, shall be deemed to occur if such controlled Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Associate was a party to the same extent as a party to this Agreement. No provision of this Agreement may be amended, modified, or waived, except in a writing signed by the Company and Voss Capital. This Agreement may not be assigned by the Company or Voss Capital without the other’s prior written consent. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

    (b)    For purposes of this Agreement, (i) the terms “Affiliate” and “Associate” shall have the meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; (ii) “Beneficial Ownership” and “Beneficially Own” shall have the meaning ascribed to it under the Exchange Act and the rules and regulations promulgated thereunder; (iii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; (iv) “Net Long Position” shall mean: such shares of Common Stock Beneficially Owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided, that “Net Long Position” shall not include in such person’s “long position” any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; (v) the term “person” is broadly interpreted to include the media and any corporation, partnership, group, individual or other entity; (vi) SEC shall mean the U.S. Securities and Exchange Commission; (vii) “Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies; (viii) the words “include”, “includes,” and “including” are deemed to be followed by the words “without limitation”, (ix) the word “or” is not exclusive, and (x) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole.

The Company acknowledges that (i) Voss Capital and its affiliates are engaged in the business of analyzing and investing in securities, instruments, businesses, and assets, and (ii) except insofar as this Agreement restricts the disclosure and use of the Confidential Information, this Agreement shall not prevent Voss Capital or its Affiliates from (a) engaging in or operating any business, (b) entering into any agreement or business relationship with any third party, or (c) evaluating or engaging in investment discussions with, or investing in, any third party, whether or not competitive with the Company or its Affiliates. The Company acknowledges that Voss Capital’s review of Confidential Information may inevitably enhance its knowledge and understanding of the business of the Company in a way that may not be separated from its other knowledge and the Company agrees that this Agreement shall not restrict Voss Capital in connection with the purchase, sale, consideration of, and decisions related to other investments and serving on the boards of such investments in such industries. The Company acknowledges that Voss Capital or its Affiliates’ directors, officers or employees may serve as directors of portfolio companies of investment funds managed by Voss Capital, and the Company agrees that such portfolio companies will not be deemed to have received Confidential Information solely because any such individual serves on the board of such portfolio company; provided, that (i) such individual has not provided such portfolio company or any other director, officer, employee or other representative of such portfolio company with Confidential Information and (ii) such portfolio company does not act at the direction of or with encouragement from Voss Capital.

    (c)    This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused the same to be executed by its duly authorized officer to be effective as of the Effective Date.
PAR TECHNOLOGY CORPORATION
By:    /s/ Savneet Singh
Name: Savneet Singh
Title:     Chief Executive Officer
Address:     8383 Seneca Turnpike,
        New Hartford, New York 13413
Email:
        with notice to:
        Chief Legal Officer & Corporate Secretary

VOSS VALUE MASTER FUND, LP
By:    /s/ Travis W. Cocke
Name:    Travis W. Cocke
Title:    Managing Member of Voss Advisors GP, LLC, its General Partner
Address:     3773 Richmond Avenue,         Suite 500,
        Houston, Texas 77046
Email:

VOSS VALUE-ORIENTED SPECIAL SITUATIONS FUND, LP
By:    /s/ Travis W. Cocke
Name:    Travis W. Cocke
Title    Managing Member of Voss Advisors GP, LLC, its General Partner
Address:     3773 Richmond Avenue,         Suite 500,
        Houston, Texas 77046
Email:

VOSS ADVISORS GP, LLC
By:    /s/ Travis W. Cocke
Name:    Travis W. Cocke
Title:    Managing Member

Address:     3773 Richmond Avenue,         Suite 500,
        Houston, Texas 77046
Email:

VOSS CAPITAL, LP

By:    /s/ Travis W. Cocke
Name:    Travis W. Cocke
Title:    Managing Member
Address:     3773 Richmond Avenue,         Suite 500,
        Houston, Texas 77046
Email:

Travis W. Cocke

/s/ Travis W. Cocke
3773 Richmond Avenue, Suite 500,
Houston, Texas 77046
Email:

Jon Hook

/s/ Jon Hook
3773 Richmond Avenue, Suite 500,
Houston, Texas 77046
Email:

Schedule A
VOSS VALUE MASTER FUND, LP
VOSS VALUE-ORIENTED SPECIAL SITUATIONS FUND, LP
VOSS ADVISORS GP, LLC
VOSS CAPITAL, LP
TRAVIS W. COCKE
JON HOOK

Schedule B
Board Observer Joinder and Undertaking

The undersigned (“Board Observer”) hereby (a) acknowledges that he or she has been designated as the Board Observer under the Board Observer Agreement (the “Agreement”), dated as of [●], 2026, by and between PAR Technology Corporation (the “Company”) and the persons and entities listed on Schedule A thereto (collectively with their respective Affiliates, “Voss Capital”); (b) agrees, effective upon execution of this Joinder, to be bound by and comply with all terms, covenants, and obligations applicable to the Board Observer under the Agreement (including Section 7 (Confidential Information) and the Company policies referenced in Section 1(e)); (c) acknowledges that he or she may receive material non-public information and agrees to comply with applicable securities laws and the Company’s insider trading policy; and (d) agrees to return or destroy Board Materials and Confidential Information as required by the Agreement upon termination of the Board Observer’s rights.

This Joinder and Undertaking may be executed and delivered electronically and in counterparts.

BOARD OBSERVER:

Signature:
Name: [●]
Address: [●]
Email: [●]
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